EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS'



Board of Directors
Avid Sportswear & Golf Corp.
Sarasota, Florida


We consent to the use in this Registration Statement of Avid Sportswear & Golf Corp. on Form 10-SB, of our report dated February 26, 2000 of Avid Sportswear & Golf Corp. for the year ended December 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ Jones, Jensen & Company
---------------------------
Jones, Jensen & Company
Salt Lake City, Utah
March 10, 2000